Exhibit 21.0


                                  SUBSIDIARIES
                                                         State or
Entity Name                                              Country        % Owned
Big Bear Indian Art, LLC                                  Texas           100%
CableTEL AD                                              Bulgaria          75%
  Broadnet AD                                            Bulgaria         100%
  Bulmet EOOD                                            Bulgaria         100%
  CIS AD                                                 Bulgaria          88%
  Globo EOOD                                             Bulgaria         100%
  Globo Lom AD                                           Bulgaria          51%
  Union Cable OOD                                        Bulgaria         100%
  Union Television Velingrad OOD                         Bulgaria         100%
Crown Pointe, Inc.                                      California        100%
Gainesville Outlet Mall, LLC                              Nevada          100%
Gainesville Property, LP                                  Texas           100%
Gainesville Partners, LLC                                 Nevada          100%
Gaywood Oil & Gas, LLC                                    Nevada          100%
Graybrier, Inc.                                       North Carolina      100%
Greenbriar Financial Corporation                          Nevada          100%
Kellway Corporation                                       Texas           100%
King City Retirement Corporation                          Oregon          100%
Real Estate Investors, LLC                                Nevada          100%
Senior Living Management, Inc.                            Nevada          100%
Senior Living Management Payroll Company                  Texas           100%
Senior Property Management, Inc.                          Nevada          100%
Senior Property Management- CP, LLC                       Nevada          100%
Senior Property Management- OP, LLC                       Nevada          100%
Senior Property Management- WT, LLC                       Nevada          100%
SLM-Crown Pointe, Inc.                                    Nevada          100%
SLM-Oak Park, Inc.                                        Nevada          100%
SLM-Wedgwood Terrace, Inc.                                Nevada          100%
Wedgwood Retirement Inns, Inc.                          Washington        100%
Wedgwood Terrace, Inc.                                    Nevada          100%
Windsor Group, LLC                                    South Carolina      100%
Windsor House Greenville, LLC                         South Carolina      100%